UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2011
Littelfuse, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-20388	36-3795742
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
O’Hare Plaza
8755 West Higgins Road, Suite 500
Chicago, Illinois 60631
(Address of principal executive offices, including zip code)
(847) 824-1188
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On June 13, 2011, Littelfuse, Inc., a Delaware corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A. and PNC Bank, National Association, as co-documentation agents, and J.P. Morgan Securities, LLC, as sole lead arranger and sole book runner, providing for an unsecured revolving credit facility in an amount of up to $150.0 million, effective immediately. In addition, the Company has the ability, from time to time, and subject to agreement of the Lenders, to increase the size of the revolving credit facility by up to an additional $75.0 million. The Credit Agreement replaces the Company’s Credit Agreement, dated as of July 26, 2006, as amended from time to time, between the Company and Bank of America, N.A., and the Company’s Loan Agreement, dated September 23, 2008, between the Company and JPMorgan Chase Bank, N.A., and, unless terminated earlier, will terminate on June 13, 2016. The credit facility, evidenced by the Credit Agreement, is available to finance certain permitted acquisitions, for working capital, for capital expenditures and for general corporate purposes. The obligations of the Company under the Credit Agreement and other ancillary loan documents are jointly and severally guaranteed by all existing and future, direct and indirect, domestic subsidiaries of the Company.
     Capitalized terms used in the description below without definition shall have the meanings specified in the Credit Agreement.
     Loans under the Credit Agreement bear interest as follows: (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each interest period at a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (A) (1) the Eurocurrency Rate for such Interest Period multiplied by (2) the Statutory Reserve Rate, plus (B) the Applicable Rate, plus (if applicable) (C) the Mandatory Cost; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
     Borrower shall pay to JPMorgan Chase Bank, N.A. a commitment fee initially equal to the Applicable Rate multiplied by the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. This commitment fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing date, and on the Maturity Date.
     Loans may be borrowed, repaid and reborrowed until June 13, 2016, at which time all amounts borrowed must be repaid. Accrued interest on the loans is payable in arrears on each Interest Payment Date. Subject to certain conditions, the Company may prepay the loans or terminate or reduce the commitments in whole or in part, at any time, without premium or penalty.
     The Credit Agreement contains customary representations and warranties. The Credit Agreement also contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, grant liens, make investments, incur indebtedness (at the Company or subsidiary level), merge or consolidate and make certain payments, in each case subject to customary exceptions for a credit facility of this size and type. The Company is also required to maintain compliance with a consolidated interest coverage ratio and a consolidated leverage ratio.
     The Credit Agreement includes customary events of default that include, among other things, payment and non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.
     In the ordinary course of their respective businesses, certain of the Lenders and the other parties to the Credit Agreement and their respective affiliates are, and may become in the future, customers of the Company and have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the

Company for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.
     This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed with this Current Report as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement.
     On June 13, 2011, the Company terminated: (i) that certain Credit Agreement, dated July 26, 2006, as amended from time to time, among the Company and Bank of America, N.A., as administrative Agent and certain other lenders party thereto (the “Prior Credit Agreement”) and (ii) that certain Loan Agreement, dated September 22, 2008, among the Company and JPMorgan Chase Bank, N.A., as agent and certain other lenders party thereto (the “Prior Loan Agreement”). The Prior Credit Agreement was a revolving credit facility with a commitment for up to $75 million, with a potential increase of up to $125 million upon request of the Company and agreement of the lenders. The Prior Loan Agreement was a senior loan facility with a commitment for up to $75 million. The Company terminated the Prior Credit Agreement and the Prior Loan Agreement in advance of their respective expiration dates and repaid all amounts outstanding under the Prior Credit Agreement and the Prior Loan Agreement using funds drawn under the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation.
     On June 13, 2011, the Company entered into the Credit Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 10.1	Credit Agreement dated as of June 13, 2011, among Littelfuse, Inc., as borrower, JPMorgan Chase Bank, N.A. as Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, N.A. and PNC Bank, National Association, as Co-Documentation Agents, J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Book Manager, and The Northern Trust Company as additional lender.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC. (Registrant)
Dated: June 17, 2011	/s/ Philip G. Franklin
Philip G. Franklin
Vice President, Operations Support, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit
Number	Description
10.1	Credit Agreement dated as of June 13, 2011, among Littelfuse, Inc., as borrower, JPMorgan Chase Bank, N.A. as Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, N.A. and PNC Bank, National Association, as Co-Documentation Agents, J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Book Manager, and The Northern Trust Company as additional lender.